EXHIBIT 10.31

                                            April 25, 2006




Media & Entertainment Holdings, Inc.
4429 Edmondson Avenue
Dallas, Texas 75205



Ladenburg Thalmann & Co. Inc.
590 Madison Avenue, 34th Floor
New York, New York 10022


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             Re:        INITIAL PUBLIC OFFERING
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Gentlemen:

               The undersigned stockholder of Media & Entertainment Holdings, Inc. ("Company"), in consideration of Ladenburg Thalmann & Co. Inc.
("Ladenburg") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

               1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares and IPO Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares, other than Insiders, officers and directors of the Company.

               2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within its power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to its Insider Shares ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim


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Media & Entertainment Holdings, Inc.
Ladenburg Thalmann & Co. Inc.
April 25, 2006
Page 2


whatsoever) which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (as defined in the Letter of Intent).

               3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the business combination is fair to the Company's stockholders from a financial perspective.

               4. Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination.

               5. Neither the undersigned nor or any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned or any Affiliate of the undersigned originates a Business Combination.

               6. The undersigned will escrow its Insider Shares for the period commencing on the Effective Date and ending one year from the consummation of a business combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

               7. The undersigned represents and warrants that:

               (a) it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

               (b) it has never been convicted of or pleaded guilty to any crime
(i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding; and

               (c) it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

               8. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.


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Media & Entertainment Holdings, Inc.
Ladenburg Thalmann & Co. Inc.
April 25, 2006
Page 3


               9. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company;
(ii) "Insiders" shall mean all officers and directors who are stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

               10. The undersigned hereby waives its right to exercise conversion rights with respect to any Insider Shares and/or IPO Shares owned by the undersigned, directly or indirectly, and agrees that it will not seek conversion with respect to such Insider Shares and/or IPO Shares in connection with any vote to approve a Business Combination (as is more fully described in the Company's Prospectus relating to its IPO).

                                           ASTOR PROPRIETARY TRADING GROUP, LLC



                                           By: /s/ Rob Stein
                                              ---------------------
                                           Name:   Rob Stein
                                           Title:  Managing Partner